UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

August 12, 2013

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b), 5.02(c) and 5.02(e).

Effective August 12, 2013, Robert Q. Reilly, was appointed to the position of Executive Vice President and Chief Financial Officer of The PNC Financial Services Group, Inc. (“PNC”) and Richard J. Johnson retired as Executive Vice President and Chief Financial Officer of PNC.

Mr. Reilly, who is 48 years old, joined PNC in 1987. He has served as the head of PNC’s Asset Management Group since 2005. Previously, he held numerous management positions in investment and commercial banking and in asset management at PNC. He was appointed Executive Vice President in February 2009.

Mr. Reilly will continue to be entitled to participate in the compensation programs applicable to PNC’s executive officers, as described in PNC’s proxy statements and other filings with the Securities and Exchange Commission. In connection with his new position, effective April 1, 2013, Mr. Reilly’s compensation was adjusted to include an annual base salary of $500,000 and aggregate target incentive compensation of $2,500,000 consisting of $1,000,000 in annual cash incentive compensation and $1,500,000 in long-term equity based incentive compensation. The incentive compensation for 2013 will be prorated so that he will receive one-fourth of the amount based on his current target and three-fourths of the amount based on this new target.

5.02(d).

On August 15, 2013, the board of directors (the “Board”) of PNC increased the number of directors from 16 to 17 and appointed Andrew T. Feldstein to serve on the Board, effective immediately. In addition, the Board appointed Mr. Feldstein to its Risk Committee and Personnel and Compensation Committee, effective immediately. Mr. Feldstein was also appointed as a director of PNC Bank, National Association and a member of its Risk Committee. The Board determined that Mr. Feldstein is independent in accordance with the director independence standards established by the New York Stock Exchange. Mr. Feldstein will receive compensation in accordance with PNC’s non-employee director compensation program.

Mr. Feldstein is co-founder, chief executive officer and chief investment officer of BlueMountain Capital Management LLC. Prior to founding BlueMountain in 2003, Mr. Feldstein was managing director and head of Structured Credit, head of High Yield Sales, Trading & Research and head of Global Credit Portfolio for JPMorgan. Mr. Feldstein is a graduate of Harvard Law School and has a Bachelor of Arts from Georgetown University.

A copy of PNC’s news release announcing the election of Mr. Feldstein is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2013, the Board approved a number of changes to PNC’s Amended and Restated By-Laws effective February 12, 2009. The amendments are effective August 15, 2013. The amendments include the following, among others:

•

clarification of the roles of the Chief Executive Officer and Chairman of the Board, including provisions enabling the Chief Executive Officer to call a special meeting of the shareholders (Article II, Section 1.2) and stating that the Board will designate who presides at the meetings of shareholders (Article II, Section 7) and the Board (Article III, Section 8),

•

removal of a provision that had enabled a Board majority to introduce business at a special meeting of shareholders although such business was not in PNC’s meeting notice (previously Article II, Section 1.2(b)),

•	addition of a provision enabling the Board to elect “virtual” shareholder meetings (Article II, Section 3),

•

revision to the meeting notice waiver provision to specify that attendance at a meeting will not constitute waiver of notice of the meeting where a person attends the meeting solely to assert that such meeting has not been lawfully called (Article II, Section 4),

•	deletion of a provision enabling the Board to continue to transact business if quorum has been lost (previously the last sentence of Article III, Section 7),

•	deletion of a provision enabling members of a Board committee to make special appointments of committee members (previously Article V, Section 5),

•	addition of a provision requiring specified shareholder actions and proceedings against PNC to be brought in the county in which the registered office of PNC is located (Article XI), and

•	addition of a provision clarifying that references in the By-Laws to written communications include those using electronic transmission (Article XIII).

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The forgoing summary of the amendments to the By-Laws is subject to, and qualified in its entirety by, the By-Laws, as amended and restated on August 15, 2013, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed or furnished, as applicable, herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2013	The PNC Financial Services Group, Inc.

	By:	/s/ Robert F. Hoyt
		Name:	Robert F. Hoyt
		Title:	Executive Vice President, General Counsel and Chief Regulatory Affairs Officer

EXHIBIT INDEX

Number	Description	Method of Filing

3.2	By-Laws of The PNC Financial Services Group, Inc., as amended and restated, effective as of August 15, 2013	Filed herewith

99.1	Press Release dated August 15, 2013	Furnished herewith

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